Exhibit 99.4

中华人民共和国

采 矿 许 可 证

（副本）

证号：5201023052207

采矿权人：贵州宇丰熔料有限公司

地　　址：修文县扎佐镇大山村

矿山名称：贵州宇丰熔料有限公司石灰石矿山

经济类型：有限责任公司

开采矿种：建筑石料用灰岩

开采方式：露天开采

生产规模：15万吨/年

矿区面积：0.0194平方公里

有效期限：壹拾捌年自 2005年9月 至 2023年9月

修文县国土资源局 发证机关 采矿登记专用章

二00五 年 月 八 日

中华人民共和国国土资源部印制

矿区范围拐点坐标：

点号	X坐标	Y坐标
1	2966360,	36368290
2	2966290,	36368290
3	2966230,	36368130
4	2966350,	36368140

修文县国土资源局 矿山年检专用章

修文县国土资源局 矿山年检专用章

修文县国土资源局 矿山年检专用章

修文县国土资源局 矿山年检专用章

修文县国土资源局 矿山年检专用章

修文县国土资源局 矿山年检专用章

开采深度：由1400米至1280米标高，共有4个拐点圈定

People’s Republic of China
Mining Licence
(Copy)
No. 5201023052207
Authorised Mining Representative: Guizhou Yufeng Melt Co., Ltd	Coordiantes of the Mining Area:
Location: Dashan Village Zhazuo Town Xiuwen County	No. X Coordiante Y Coordiante
Name of the Mine: Limestone Mine of Guizhou Yufeng Melt Co., Ltd	1. 2966360, 36368290
Type of Company: Limited Liabilty Company	2. 2966290, 36368290
Tpye of Mining: Limestone for Construction Use	3. 2966230, 36368130
Method of Mining: Open Air	4. 2966350, 36368140
Production Scale: 150,000 tons/year
Area of the Mine: 0.0194 sq km	Mining Depth: From 1,400 m to 1,280 m, with totally 4 inflexions
Date of Expriry: Sep, 2005 to Sep, 2023
Date: Sep 8, 2005